Exhibit 4.14

Summary of economic terms as of December 31, 2011

Lender: Bank Hapoalim Ltd

Borrower: BOS Odem Ltd.

Principal	$ 1,049,649
Loan Currency	NIS
Term	Long term loan - until October 15, 2016
Interest payment	Monthly
Principal payment	Monthly, commencing May 15 2012
Interest rate	Prime plus 1.5%

Borrower: BOS Dimex Ltd.

Principal	$ 656,031
Loan Currency	NIS
Term	Long term loan until October 15, 2016
Interest payment	Monthly
Principal payment	Monthly, commencing May 15 2012
Interest rate	Prime plus 1.5%

[Translated from Hebrew]

Date: 6 October 2011

To
Bank Hapoalim Ltd.
Rishon-lezion Business Branch (391)

Re: Letter of Irrevocable Undertaking

WHERAS,
we, BOS-Dimex Ltd. Corporation Reg. No. 512236431 (the “Company” hereinafter) had received and/or may receive from Bank Hapoalim Ltd. (the “Bank” hereinafter) a loan as part of a loan program administered by the Israeli government for Israeli medium-sized businesses, per the amounts and conditions as agreed and/or as shall be agreed upon between us and the Bank, and subject to the approval and conditions as determined by the Joint Bank and Governmental Credit Commission (the “Loan” hereinafter); and

WHERAS,	as part of the conditions for receiving the Loan from the Bank, we are required to provide the Bank with a Letter of Undertaking using the format and per the conditions specified below;

NOW, THEREFORE, we hereby declare and undertake, in respect to the Bank, that so long as we maintain any Bank debt due and in connection to the Loan, all of the following provisions shall apply:

1.
We hereby undertake that there shall be no withdrawal of capital of any sort by Company stakeholders, their family members, Company shareholders or anyone representing either (“Stakeholder” and “Family Member” shall be interpreted above and below in this Letter of Undertaking per their definition in the Securities Law, 5728-1968), whether collectively or partially, and whether directly or indirectly.

2.
Without prejudice to the aforementioned, we hereby undertake not to loan money to Company Stakeholders, their Family Members or anyone representing either, as well as not repay or pay any amounts using existing loans provided to us by Company Stakeholders, their Family Members, Company shareholders or anyone representing either (“Shareholders’ Loans” , hereinafter), including – payments against funds, interest, linkage, indemnification, compensation, commissions, expenses and all other accessory payments borrowed by or derived from Shareholders’ Loans, so long as we have not provided the Bank with the loan payments due in full.

We hereby undertake to provide the Bank with the consent and undertaking of Company Stakeholders and/or Shareholders, so that the bank shall approve to them in writing that we had repaid the bank all loan payments arriving from us to the Bank in full, and Stakeholders and/or Shareholders will not demand or claim the repayment of Shareholders’ Loans.

We hereby declare that the sum of Shareholders’ Loans received by us until the date of signing this Letter amounts to a total of: __________________

3.
We hereby undertake not to divide and/or pay, using any method whatsoever, a dividend to Company Shareholders. The term “Dividend” shall be interpreted as it is defined in the Companies’ Law, 5759-1999, and includes, inter alia, any asset provided by the company to a shareholder by virtue of their privileges as shareholder, whether in cash or by way of any other form of reimbursement, including management fees, consultation fees, participation fees, commissions, sums of money, assets and rights of any kind, paid using Company profits or any other source or any other payment in cash or cash equivalent to Company Shareholders.

4.
We hereby undertake that we shall not pay any Company Stakeholder, their Family Members, Company Shareholders or any of their representatives, a salary 5 times greater than the average wage (in accordance with the average wage applicable upon the payment of any such salaries).

5.
The provisions of the above Sections 1,2 and 3 of the Letter of Undertaking notwithstanding, the elapse of two years following loan provision shall entitle us to pay Company Shareholders, annually, up to 50% of the Company’s divisible net profit, by way of dividend or by way of Shareholders’ Loan repayment, subject to the compliance with the following stipulations:

5.1.	Distributable profits are in existence;
5.2.	Following withdrawal, tangible equity shall not equal less than 25% of the Company’s balance;
5.3.	When concerning repayment of Shareholders’ Loans, the date of repayment for the Shareholders’ Loan is determined in the Agreement entered into between the Shareholders and the Company;
5.4.	The Joint Bank and Governmental Credit Commission had provided its approval, in advance and in writing, for any such withdrawal.
For this purpose, “Tangible Equity” – the sum total of share capital issued and paid, to the inclusion of capital reserves, undesignated profit balance, inferior Shareholders’ Loans and capital notes, when deducting intangible assets (such as: reputation, copyrights, patents, trademarks, brand names, etc.), Company Loans to Shareholders and affiliated companies.

6.
To dispel any doubt, it is hereby stressed that our undertaking as provided for in this Letter of Undertaking is irrevocable, as Bank rights are dependent upon it, and that we shall not be eligible to revoke or modify it without the Bank’s written and advance consent.

7.
In any case of our violating or not fulfilling any of our obligations towards the Bank as provided for in this Letter of Undertaking, the Bank shall be eligible to order the immediate repayment of all sums borrowed by us, or any portion thereof, and to undertake any measures deemed necessary for their collection, in addition to any other remedies to which the Bank is lawfully entitled and in accordance with any other documents of any kind and type signed and to be signed to the Bank’s benefit.

8.
A waiver of the bank concerning a previous violation or non-fulfillment of one or more of our obligations towards the Bank, whether that obligation is specified in this Letter, or whether it shall be mandated by a different document, shall not constitute as justification for any additional violations or non-fulfillments of any such conditions or obligations, and the Bank’s non-exercise of any rights provided to it in accordance with this Letter of Undertaking or any other document or applicable law, shall not constitute as waiver of said rights.

9.
The contents of this Letter adds, as opposed to diminishes or replaces, to any other of our undertakings in respect or to the benefit of the Bank, as provided for in any other document, whether in effect prior or after the execution of this Letter.

In witness thereof, we, the Parties, have signed this Undertaking:

Upon the 6th day of October, 2011, at _______________________

_______________(-)_________
BOS-Dimex Ltd.

[Translated from Hebrew]

Date: 6 October 2011

To
Bank Hapoalim Ltd.
Rishon-lezion Business Branch (391)

Re: Letter of Irrevocable Undertaking

As shareholders in BOS-Dimex Ltd., Corporate Reg. No. 512236431 (“Company” hereinafter), we, the undersigned, individually and collectively, hereby agree and declare and follows:

So long as you do not provide us and/or the Company, in writing, with a confirmation that all loans provided to the Company, as part of the loan program administered by the Israeli government for Israeli medium-sized businesses (“Loan” hereinafter), were repaid in full, as well as any other sum owed and to be owed by the Company to you in relation to the Loan, the following stipulations shall apply:

1.
We hereby undertake that there shall be no withdrawal of capital of any sort by Company stakeholders, their family members, Company shareholders or anyone representing either (“Stakeholder” and “Family Member” shall be interpreted above and below in this Letter of Undertaking per their definition in the Securities Law, 5728-1968), whether collectively or partially, and whether directly or indirectly.

2.
Without prejudice to the aforementioned, we hereby undertake not to loan money to the Company to our benefit or to the benefit of our representatives, and undertake not to claim or require the Company to repay or pay any sums pertaining to existing loans provided to the Company by us or by our representatives (“Shareholders’ Loans” , hereinafter), including – payments against funds, interest, linkage, indemnification, compensation, commissions, expenses and all other accessory payments borrowed by or derived from Shareholders’ Loans, so long as the company has not provided the Bank with the loan payments due in full.

We hereby declare that the sum of Shareholders’ Loans received by us until the date of signing this Letter amounts to a total of: __________________

3.
We hereby undertake not to demand or require the Company to pay us or our representatives a dividend using any method whatsoever. The term “Dividend” shall be interpreted as it is defined in the Companies’ Law, 5759-1999, and includes, inter alia, any asset provided by the Company to a shareholder by virtue of their privileges as shareholder, whether in cash or by way of any other form of reimbursement, including management fees, consultation fees, participation fees, commissions, sums of money, assets and rights of any kind, paid using Company profits or any other source or any other payment in cash or cash equivalent to Company Shareholders.

4.
We hereby undertake that we shall not withdraw and/or receive in any way whatsoever from the company, to our benefit or to the benefit of any of our representatives, a salary 5 times greater than the average wage (in accordance with the average wage applicable upon the payment of any such salaries).

5.
The provisions of the above Sections 1,2 and 3 of this Letter of Undertaking notwithstanding, the elapse of two years following loan provision shall entitle us to receive from the Company, annually, up to 50% of the Company’s divisible net profit, by way of dividend or by way of Shareholders’ Loan repayment, subject to the compliance with the following stipulations:

5.1.	Distributable profits are in existence;
5.2.	Following withdrawal, tangible equity shall not equal less than 25% of the Company’s balance;
5.3.	When concerning repayment of Shareholders’ Loans, the date of repayment for the Shareholders’ Loan is determined in the Agreement entered into between the Shareholders and the Company;
5.4.	The Joint Bank and Governmental Credit Commission had provided its approval, in advance and in writing, for any such withdrawal.
For this purpose, “Tangible Equity” – the sum total of share capital issued and paid, to the inclusion of capital reserves, undesignated profit balance, inferior Shareholders’ Loans and capital notes, when deducting intangible assets (such as: reputation, copyrights, patents, trademarks, brand names, etc.), Company Loans to Shareholders and affiliated companies.

6.	Our obligations as mandated by this Letter are individually and collectively irrevocable, as your rights depend on their fulfillment.
7.	In this Letter – the singular shall be construed as the plural and vice versa.

In witness thereof, we, the Parties, have signed this Undertaking:

______________(-)________
B.O.S Better Online Solutions Ltd.

[Translated from Hebrew]

Date: 6 October 2011

To
Bank Hapoalim Ltd.
Rishon-lezion Business Branch (391)

Re: Letter of Irrevocable Undertaking

WHERAS,
we, BOS-Odem Ltd. Corporation Reg. No. 511687402 (the “Company” hereinafter) had received and/or may receive from Bank Hapoalim Ltd. (the “Bank” hereinafter) a loan as part of a loan program administered by the Israeli government for Israeli medium-sized businesses, per the amounts and conditions as agreed and/or as shall be agreed upon between us and the Bank, and subject to the approval and conditions as determined by the Joint Bank and Governmental Credit Commission (the “Loan” hereinafter); and

WHERAS,	as part of the conditions for receiving the Loan from the Bank, we are required to provide the Bank with a Letter of Undertaking using the format and per the conditions specified below;

NOW, THEREFORE, we hereby declare and undertake, in respect to the Bank, that so long as we maintain any Bank debt due and in connection to the Loan, all of the following provisions shall apply:

1.
We hereby undertake that there shall be no withdrawal of capital of any sort by Company stakeholders, their family members, Company shareholders or anyone representing either (“Stakeholder” and “Family Member” shall be interpreted above and below in this Letter of Undertaking per their definition in the Securities Law, 5728-1968), whether collectively or partially, and whether directly or indirectly.

2.
Without prejudice to the aforementioned, we hereby undertake not to loan money to Company Stakeholders, their Family Members or anyone representing either, as well as not repay or pay any amounts using existing loans provided to us by Company Stakeholders, their Family Members, Company shareholders or anyone representing either (“Shareholders’ Loans” , hereinafter), including – payments against funds, interest, linkage, indemnification, compensation, commissions, expenses and all other accessory payments borrowed by or derived from Shareholders’ Loans, so long as we have not provided the Bank with the loan payments due in full.

We hereby undertake to provide the Bank with the consent and undertaking of Company Stakeholders and/or Shareholders, so that the bank shall approve to them in writing that we had repaid the bank all loan payments arriving from us to the Bank in full, and Stakeholders and/or Shareholders will not demand or claim the repayment of Shareholders’ Loans.

We hereby declare that the sum of Shareholders’ Loans received by us until the date of signing this Letter amounts to a total of: __________________

3.
We hereby undertake not to divide and/or pay, using any method whatsoever, a dividend to Company Shareholders. The term “Dividend” shall be interpreted as it is defined in the Companies’ Law, 5759-1999, and includes, inter alia, any asset provided by the company to a shareholder by virtue of their privileges as shareholder, whether in cash or by way of any other form of reimbursement, including management fees, consultation fees, participation fees, commissions, sums of money, assets and rights of any kind, paid using Company profits or any other source or any other payment in cash or cash equivalent to Company Shareholders.

4.
We hereby undertake that we shall not pay any Company Stakeholder, their Family Members, Company Shareholders or any of their representatives, a salary 5 times greater than the average wage (in accordance with the average wage applicable upon the payment of any such salaries).

5.
The provisions of the above Sections 1,2 and 3 of the Letter of Undertaking notwithstanding, the elapse of two years following loan provision shall entitle us to pay Company Shareholders, annually, up to 50% of the Company’s divisible net profit, by way of dividend or by way of Shareholders’ Loan repayment, subject to the compliance with the following stipulations:

a.	Distributable profits are in existence;
b.	Following withdrawal, tangible equity shall not equal less than 25% of the Company’s balance;
c.	When concerning repayment of Shareholders’ Loans, the date of repayment for the Shareholders’ Loan is determined in the Agreement entered into between the Shareholders and the Company;
d.	The Joint Bank and Governmental Credit Commission had provided its approval, in advance and in writing, for any such withdrawal.
For this purpose, “Tangible Equity” – the sum total of share capital issued and paid, to the inclusion of capital reserves, undesignated profit balance, inferior Shareholders’ Loans and capital notes, when deducting intangible assets (such as: reputation, copyrights, patents, trademarks, brand names, etc.), Company Loans to Shareholders and affiliated companies.

6.
To dispel any doubt, it is hereby stressed that our undertaking as provided for in this Letter of Undertaking is irrevocable, as Bank rights are dependent upon it, and that we shall not be eligible to revoke or modify it without the Bank’s written and advance consent.

7.
In any case of our violating or not fulfilling any of our obligations towards the Bank as provided for in this Letter of Undertaking, the Bank shall be eligible to order the immediate repayment of all sums borrowed by us, or any portion thereof, and to undertake any measures deemed necessary for their collection, in addition to any other remedies to which the Bank is lawfully entitled and in accordance with any other documents of any kind and type signed and to be signed to the Bank’s benefit.

8.
A waiver of the bank concerning a previous violation or non-fulfillment of one or more of our obligations towards the Bank, whether that obligation is specified in this Letter, or whether it shall be mandated by a different document, shall not constitute as justification for any additional violations or non-fulfillments of any such conditions or obligations, and the Bank’s non-exercise of any rights provided to it in accordance with this Letter of Undertaking or any other document or applicable law, shall not constitute as waiver of said rights.

9.
The contents of this Letter adds, as opposed to diminishes or replaces, to any other of our undertakings in respect or to the benefit of the Bank, as provided for in any other document, whether in effect prior or after the execution of this Letter.

In witness thereof, we, the Parties, have signed this Undertaking:

Upon the 6th day of October, 2011, at _______________________

_______________(-)_________
BOS-Odem Ltd.

[Translated from Hebrew]

Date: 6 October 2011

To
Bank Hapoalim Ltd.
Rishon-lezion Business Branch (391)

Re: Letter of Irrevocable Undertaking

As shareholders in BOS-Odem Ltd., Corporate Reg. No. 511687402 (“Company” hereinafter), we, the undersigned, individually and collectively, hereby agree and declare and follows:

So long as you do not provide us and/or the Company, in writing, with a confirmation that all loans provided to the Company, as part of the loan program administered by the Israeli government for Israeli medium-sized businesses (“Loan” hereinafter), were repaid in full, as well as any other sum owed and to be owed by the Company to you in relation to the Loan, the following stipulations shall apply:

1.
We hereby undertake that there shall be no withdrawal of capital of any sort by Company stakeholders, their family members, Company shareholders or anyone representing either (“Stakeholder” and “Family Member” shall be interpreted above and below in this Letter of Undertaking per their definition in the Securities Law, 5728-1968), whether collectively or partially, and whether directly or indirectly.

2.
Without prejudice to the aforementioned, we hereby undertake not to loan money to the Company to our benefit or to the benefit of our representatives, and undertake not to claim or require the Company to repay or pay any sums pertaining to existing loans provided to the Company by us or by our representatives (“Shareholders’ Loans” , hereinafter), including – payments against funds, interest, linkage, indemnification, compensation, commissions, expenses and all other accessory payments borrowed by or derived from Shareholders’ Loans, so long as the company has not provided the Bank with the loan payments due in full.

We hereby declare that the sum of Shareholders’ Loans received by us until the date of signing this Letter amounts to a total of: __________________

3.
We hereby undertake not to demand or require the Company to pay us or our representatives a dividend using any method whatsoever. The term “Dividend” shall be interpreted as it is defined in the Companies’ Law, 5759-1999, and includes, inter alia, any asset provided by the Company to a shareholder by virtue of their privileges as shareholder, whether in cash or by way of any other form of reimbursement, including management fees, consultation fees, participation fees, commissions, sums of money, assets and rights of any kind, paid using Company profits or any other source or any other payment in cash or cash equivalent to Company Shareholders.

4.
We hereby undertake that we shall not withdraw and/or receive in any way whatsoever from the company, to our benefit or to the benefit of any of our representatives, a salary 5 times greater than the average wage (in accordance with the average wage applicable upon the payment of any such salaries).

5.
The provisions of the above Sections 1,2 and 3 of this Letter of Undertaking notwithstanding, the elapse of two years following loan provision shall entitle us to receive from the Company, annually, up to 50% of the Company’s divisible net profit, by way of dividend or by way of Shareholders’ Loan repayment, subject to the compliance with the following stipulations:

a.	Distributable profits are in existence;
b.	Following withdrawal, tangible equity shall not equal less than 25% of the Company’s balance;
c.	When concerning repayment of Shareholders’ Loans, the date of repayment for the Shareholders’ Loan is determined in the Agreement entered into between the Shareholders and the Company;
d.	The Joint Bank and Governmental Credit Commission had provided its approval, in advance and in writing, for any such withdrawal.
For this purpose, “Tangible Equity” – the sum total of share capital issued and paid, to the inclusion of capital reserves, undesignated profit balance, inferior Shareholders’ Loans and capital notes, when deducting intangible assets (such as: reputation, copyrights, patents, trademarks, brand names, etc.), Company Loans to Shareholders and affiliated companies.

6.	Our obligations as mandated by this Letter are individually and collectively irrevocable, as your rights depend on their fulfillment.
7.	In this Letter – the singular shall be construed as the plural and vice versa.

In witness thereof, we, the Parties, have signed this Undertaking:

______________(-)________
B.O.S Better Online Solutions Ltd.

[Translated from Hebrew]

October 6, 2011

To Bank Hapoalim Limited.

Re: Irrevocable Undertaking – BOS-Dimex Ltd. – Company Number 512236431

Whereas
we have received or may receive from time to time from Bank Hapoalim Ltd. (the "Bank")  credits, documentary credit,  various loans, overdrafts in our checking account, a debit account  or any another account,  indemnifications and guarantees for us, clearance of commercial papers, extensions and various back extensions and services (severally and jointly, the "Bank Services"); under conditions that were agreed to or shall be agreed to from time to time in respect of each such Bank Service;

We therefore declare and undertake towards the back that for as long as we shall owe the Bank any amounts in respect of the Bank Services on conditions agreed to or that shall be agreed to from time to time in respect of each such Bank Service, the following shall apply:

1.	Ownership, Change of Control and Restructuring

1.1          We hereby undertake that our shareholders and their holdings in our shares are as set forth in Exhibit A attached hereto.

1.2          We hereby undertake that there will be no restructuring in our company as compared to this situation on the time of our execution of this letter without the Bank's prior written consent.
In this section 2.1, "Restructuring" shall mean the merger as provided in the Companies Law of 1999, and any transfer or receipt of assets and/or obligations or commitments or obligations, not in the ordinary course of business.

1.3          Without limitation to the above, we hereby agree that in the event there will be a change of control in our company as compared to the situation on the date hereof, without the Bank's prior written consent, the Bank shall have the right to call for immediate repayment of all amounts provided within the framework of the Bank Services or any part thereof, and take all actions it deems fit for the collection of these amounts.

2.	Prohibition on Creation of Pledges and Grant of Guarantees

2.1          We hereby undertake not to pledge or encumber any of our assets, whether we own it today or shall own it in the future, in full or in part, in any way or form or for any purpose or reason, in favor of any third party, and we further undertake not to commit in any way to grant or create a pledge and/or an encumbrance and or give a guarantee as described above, and not to provide or commit to provide to any third party a guarantee and/or an indemnification from any third party including a related company to us and/or our subsidiary and/or pledge and/or encumbrance of any type and on any assets that belongs to a third party including a related company and a subsidiary, without the Bank's prior written consent.

2.2           In section 2.1 above:

2.2.1	The term "Property" shall means to include real estate, chattels and rights of any type whatsoever, whether held or are to be held.

2.2.2	The term "Pledge" shall have the meaning ascribed to it in the Pledge law of 1967.

2.2.3	The term "Pledge" and or "Encumbrance" shall include transfer of right by way of pledge.

2.3          In spite of the above in section 2.1, we shall be entitled to create fixed pledges on fixed assets purchased by us, in favor of the party that financed all or part of the purchase of the assets subject of such pledge, provided that:

2.3.1
We shall give the Bank prior written notice of at least 10 days of our intention to receive such credit together with details on the amount, type, term of the credit and the name of the lender in whose favor the fixed pledge shall be recorded and also details on the asset to be pledged as security for that credit.

2.3.2	The pledge documents shall state the amount of the credit extended to us for the purpose of acquisition of the asset subject of the pledge.

2.3.3
We shall not execute any pledge document as aforementioned, unless it includes an explicit provision that the pledge shall be considered void and cancelled as soon as the credit provided for the purchase of the asset subject of the pledge is paid.

3.	Setting-up Subsidiaries

3.1          We hereby undertake not to set up or become shareholders of subsidiaries and/or related companies as defined in the Securities Law without the prior written consent of the Bank.

3.2          Notwithstanding the above, we shall be entitled to do as described in this section, provided that the newly formed company shall execute an undertaking  towards the Bank  in the form of this commitment or another form as shall be prescribed by the Bank.

4.	Sale and Acquisition of Assets

4.1          We commit not to sell and/or transfer and/or give out of our ownership or possession and/or lease any assets whatsoever of any type, as they are today and as they may be in the future, in whole or in part, except in the ordinary course of business and against full consideration; to others, including to subsidiaries and/or related companies as provided in section 3 above, without the Bank's prior written consent.

4.2          We commit that they will not alter the nature of our activity without the Bank's prior written consent.

5.	Legal Proceedings

5.1          We hereby undertake to advise the Bank in writing of any claim or material legal proceeding of any type that were filed or commenced against us in a court of law or in any legal tribunal, including arbitration, whether in Israel or abroad. "Material legal proceeding" shall mean a proceeding that has an effect on the company's activity and its management.

5.2          The timing for reports to the Bank under this section is seven days from the filing of the claim or the commencement of the  process against us.

6.	Provision of Reports and Information

6.1          We hereby undertake that within 120 days of December 31st  of each year, we will provide the Bank with all our adjusted financial reports for December 31st of the previous year, all as required under Israeli generally accepted accounting principles (GAAP), audited by an independent external CPA and presented according to Israeli GAAP as may be from time to time.

6.2          In addition, and without limitation to the above,  we undertake to provide the Bank from time to time, at its request, with additional information in connection with our business and financial condition.

7.	Insurance Coverage

We undertake to insure at all times all of our assets and property at their full value against the commonly excepted risks that the Bank shall indicate from time to time, with insurance companies and according to terms that the bank shall agree to, and to transfer to the Bank, within the scope  of the amounts due to it in respect of the Bank Services, the rights derived from the insurance certificates pursuant to the form that Bank shall approve, to pay all insurance premiums on time and deliver to the Bank all the insurance certificates and receipts for payment of such insurance premiums.

8.	Reimbursement of Loans to Shareholders

8.1          We hereby undertake not to lend to our shareholders or to repay our sure holders existing loans and/or future loans at anytime, as long as we have not repaid the Bank the amounts due to it in connection with the Bank Services in, absent the Bank's prior written consent.

8.2          We hereby undertake to provide to the Bank the consent and undertaking  of our shareholders that until the Bank approved in writing that it has received in full all amounts due to it  from us in respect of the Bank Services, the shareholders will not require or demand repayment of the aforementioned loans.

9.     Changes in Financial Condition

9.1          We undertake to maintain financial ratios, as shall be reported in our quarterly and annual (consolidated) financial statements, audited or reviewed by a certified independent accountant at all times and from time to time as provided below:

9.1.1                 Net profit – in the year 2011, net profit (after taxes and irregular activities) and subject to write-offs due to intangible assets will be positive, and commencing the year 2012 and until 2014 our net profit will not be less than NIS 1 million.

9.2          The terms in section 9.1 above shall be interpreted according to Israeli GAAP, as shall be from time to time.

9.3          We are aware that the financial ratios are based on accounting standards and accounting rules existing that were implemented in our recent financial reports. Implementation of standards and/or accounting rules different than those on the basis of which the recent financial reports were prepared, in our financial reports, including of International Financial Reporting Standards (IFRS) or standards in Israel and/or the United States ("New Standards") may result in changes that will have an application on the financial ratios. In any time in which the Bank establishes that the changes caused or that may be caused to our financial statements due to implementation of New Standards so require, the Bank may, following consultation with us but without need for our consent, advise us what changes it requires in the financial ratios in order to adjust them to the aforementioned changes, with the intention of adapting them to the original economic purpose according to which the financial ratios were set (the "Adjusted Financial Ratios"). Once the Bank has advised us of the Adjusted Financial Ratios they  - shall commit us starting from the Bank's notice.

10.          Breach of Company's Undertakings

In the event we breach or not to comply with any of our undertakings towards the Bank pursuant to this undertaking, or if it is established that any declaration or certification included in this undertaking is not true or accurate, the Bank may call for immediate payment of the amounts that were provided pursuant to the Banking Services, or any part thereof, and take all necessary action it deems fit for their collection.

11.          Waivers

A waiver by the Bank of a prior breach or of nonperformance of any one or more of our undertakings towards the Back, whether included in this undertaking or in another document, shall not be deemed a justification or reason for an additional breach or non-performance of any condition or undertaking, and the Bank's refraining from using any particular right that it has based on this undertaking or any other document or pursuant to law, shall not be deemed a waiver of such right.

12.          General

12.1         This undertaking intends to supplement and not detract and/or replace any other undertaking we have taken upon ourselves towards the Bank and/or in favor of the Bank in any other document, whether made prior to this undertaking or after it.

12.2         This undertaking should not be interpreted as to obligate the Bank to provide us and/ or any third parties the Bank Services or any part thereof.

In witness executed on October 6, 2011

  BOS-Dimex Ltd.

[Translated from Hebrew]

To Bank Hapoalim Limited.

Re: Irrevocable Undertaking – BOS-Odem Ltd. – Company Number 511687402

Whereas
we have received or may receive from time to time from Bank Hapoalim Ltd. (the "Bank")  credits, documentary credit,  various loans, overdrafts in our checking account, a debit account  or any another account,  indemnifications and guarantees for us, clearance of commercial papers, extensions and various back extensions and services (severally and jointly, the "Bank Services"); under conditions that were agreed to or shall be agreed to from time to time in respect of each such Bank Service;

We therefore declare and undertake towards the back that for as long as we shall owe the Bank any amounts in respect of the Bank Services on conditions agreed to or that shall be agreed to from time to time in respect of each such Bank Service, the following shall apply:

1.	Ownership, Change of Control and Restructuring

1.1          We hereby undertake that our shareholders and their holdings in our shares are as set forth in Exhibit A attached hereto.

1.2          We hereby undertake that there will be no restructuring in our company as compared to this situation on the time of our execution of this letter without the Bank's prior written consent.
In this section 2.1, "Restructuring" shall mean the merger as provided in the Companies Law of 1999, and any transfer or receipt of assets and/or obligations or commitments or obligations, not in the ordinary course of business.

1.3          Without limitation to the above, we hereby agree that in the event there will be a change of control in our company as compared to the situation on the date hereof, without the Bank's prior written consent, the Bank shall have the right to call for immediate repayment of all amounts provided within the framework of the Bank Services or any part thereof, and take all actions it deems fit for the collection of these amounts.

2.	Prohibition on Creation of Pledges and Grant of Guarantees

2.1           We hereby undertake not to pledge or encumber any of our assets, whether we own it today or shall own it in the future, in full or in part, in any way or form or for any purpose or reason, in favor of any third party, and we further undertake not to commit in any way to grant or create a pledge and/or an encumbrance and or give a guarantee as described above, and not to provide or commit to provide to any third party a guarantee and/or an indemnification from any third party including a related company to us and/or our subsidiary and/or pledge and/or encumbrance of any type and on any assets that belongs to a third party including a related company and a subsidiary, without the Bank's prior written consent.

2.2          In section 2.1 above:

2.2.1            The term "Property" shall means to include real estate, chattels and rights of any type whatsoever, whether held or are to be held.

2.2.2            The term "Pledge" shall have the meaning ascribed to it in the Pledge law of 1967.

2.2.3            The term "Pledge" and or "Encumbrance" shall include transfer of  right by way of pledge.

2.3          In spite of the above in section 2.1, we shall be entitled to create fixed pledges on fixed assets purchased by us, in favor of the party that financed all or part of the purchase of the assets subject of such pledge, provided that:

2.3.1
We shall give the Bank prior written notice of at least 10 days of our intention to receive such credit together with details on the amount, type, term of the credit and the name of the lender in whose favor the fixed pledge shall be recorded and also details on the asset to be pledged as security for that credit.

2.3.2	The pledge documents shall state the amount of the credit extended to us for the purpose of acquisition of the asset subject of the pledge.

2.3.3
We shall not execute any pledge document as aforementioned, unless it includes an explicit provision that the pledge shall be considered void and cancelled as soon as the credit provided for the purchase of the asset subject of the pledge is paid.

3.	Setting-up Subsidiaries

3.1          We hereby undertake not to set up or become shareholders of subsidiaries and/or related companies as defined in the Securities Law without the prior written consent of the Bank.

3.2          Notwithstanding the above, we shall be entitled to do as described in this section, provided that the newly formed company shall execute an undertaking  towards the Bank  in the form of this commitment or another form as shall be prescribed by the Bank.

4.	Sale and Acquisition of Assets

4.1          We commit not to sell and/or transfer and/or give out of our ownership or possession and/or lease any assets whatsoever of any type, as they are today and as they may be in the future, in whole or in part, except in the ordinary course of business and against full consideration; to others, including to subsidiaries and/or related companies as provided in section 3 above, without the Bank's prior written consent.

4.2          We commit that they will not alter the nature of our activity without the Bank's prior written consent.

5.	Legal Proceedings

5.1           We hereby undertake to advise the Bank in writing of any claim or material legal proceeding of any type that were filed or commenced against us in a court of law or in any legal tribunal, including arbitration, whether in Israel or abroad. "Material legal proceeding" shall mean a proceeding that has an effect on the company's activity and its management.

5.2          The timing for reports to the Bank under this section is seven days from the filing of the claim or the commencement of the process against us.

6.	Provision of Reports and Information

6.1          We hereby undertake that within 120 days of December 31st  of each year, we will provide the Bank with all our adjusted financial reports for December 31st of the previous year, all as required under Israeli generally accepted accounting principles (GAAP), audited by an independent external CPA and presented according to Israeli GAAP as may be from time to time.

6.2          In addition, and without limitation to the above,  we undertake to provide the Bank from time to time, at its request, with additional information in connection with our business and financial condition.

7.	Insurance Coverage

We undertake to insure at all times all of our assets and property at their full value against the commonly excepted risks that the Bank shall indicate from time to time, with insurance companies and according to terms that the bank shall agree to, and to transfer to the Bank, within the scope  of the amounts due to it in respect of the Bank Services, the rights derived from the insurance certificates pursuant to the form that Bank shall approve, to pay all insurance premiums on time and deliver to the Bank all the insurance certificates and receipts for payment of such insurance premiums.

8.	Reimbursement of Loans to Shareholders

8.1          We hereby undertake not to lend to our shareholders or to repay our sure holders existing loans and/or future loans at anytime, as long as we have not repaid the Bank the amounts due to it in connection with the Bank Services in, absent the Bank's prior written consent.

8.2          We hereby undertake to provide to the Bank the consent and undertaking of our shareholders that until the Bank approved in writing that it has received in full all amounts due to it  from us in respect of the Bank Services, the shareholders will not require or demand repayment of the aforementioned loans.

9.     Changes in Financial Condition

9.1.         We undertake to maintain financial ratios, as shall be reported in our quarterly and annual (consolidated) financial statements, audited or reviewed by a certified independent accountant at all times and from time to time as provided below:

9.1.1.	Equity – The value of tangible equity shall equal no less than 13% of the entire balance.

For the purposes of this letter:

“Tangible Equity” – as is represented in quarterly and annual financial statements, to the inclusion of share capital issued and paid, undesignated profit balance, capital reserves – as well as the remainder of Shareholders’ Loans for which signatures have been provided to the Bank by the Company and its Shareholders, Letters of Subordination; when deducting deferred expenses, intangible assets, such as: reputation, patents, trademarks, brand names, copyrights, etc. and when deducting treasury share and Company debtors  who are either stakeholders and/or subsidiaries and/or affiliates of the Company (as these terms are defined in the Securities Law, 5728-1968) and when deducting securities granted by the company so as to secure the obligations of Company stakeholders and/or subsidiaries and/or affiliates.

9.1.2.
Funding Ratio – The long-term credit ratio for working capital shall be less than “1”, “working capital” is defined as “inventory” plus “customers”, when deducting “customer advance payments” and “suppliers, when deducting supplier advance payments”.

9.1.3.	Funding Expenses Coverage Ratio – The ratio between operating profit and funding expenses shall under no circumstances equal to less than 1.3.

9.2          The terms in section 9.1 above shall be interpreted according to Israeli GAAP, as shall be from time to time.

9.3          For the avoidance of doubt, breach of our undertaking to maintain the financial ratios as stipulated in section 9.1 above (the “Financial Ratios”), shall mean the breach of all of the undertakings in sub-sections 9.1.1 through 9.1.3.

9.4          We are aware that the Financial Ratios are based on accounting standards and accounting rules existing that were implemented in our recent financial reports. Implementation of standards and/or accounting rules different than those on the basis of which the recent financial reports were prepared, in our financial reports, including of International Financial Reporting Standards (IFRS) or standards in Israel and/or the United States ("New Standards") may result in changes that will have an application on the financial ratios. In any time in which the Bank establishes that the changes caused or that may be caused to our financial statements due to implementation of New Standards so require, the Bank may, following consultation with us but without need for our consent, advise us what changes it requires in the financial ratios in order to adjust them to the aforementioned changes, with the intention of adapting them to the original economic purpose according to which the financial ratios were set (the "Adjusted Financial Ratios"). Once the Bank has advised us of the Adjusted Financial Ratios they  - shall commit us starting from the Bank's notice.

10.          Breach of Company's Undertakings

In the event we breach or not to comply with any of our undertakings towards the Bank pursuant to this undertaking, or if it is established that any declaration or certification included in this undertaking is not true or accurate, the Bank may call for immediate payment of the amounts that were provided pursuant to the Banking Services, or any part thereof, and take all necessary action it deems fit for their collection.

11.           Waivers

A waiver by the Bank of a prior breach or of nonperformance of any one or more of our undertakings towards the Back, whether included in this undertaking or in another document, shall not be deemed a justification or reason for an additional breach or non-performance of any condition or undertaking, and the Bank's refraining from using any particular right that it has based on this undertaking or any other document or pursuant to law, shall not be deemed a waiver of such right.

12.           General

12.1         This undertaking intends to supplement and not detract and/or replace any other undertaking we have taken upon ourselves towards the Bank and/or in favor of the Bank in any other document, whether made prior to this undertaking or after it.

12.2         This undertaking should not be interpreted as to obligate the Bank to provide us and/ or any third parties the Bank Services or any part thereof.

In witness executed on __________

BOS-Odem Ltd.